Exhibit 99.1

KemPharm, Inc. Reports Q1 2015 Results

Conference Call and Live Audio Webcast Scheduled for Today at 4:30 p.m. ET

Recent Highlights:

•	Completed pre-NDA meeting for KP201/APAP with FDA on May 20, 2015

•	Initial public offering closed on April 21, 2015

•	Appointed David M. Tierney to Board of Directors on March 3, 2015

•	Appointed Tracy M. Woody as Chief Commercial Officer on February 18, 2015

Coralville, IA – May 27, 2015 – KemPharm, Inc. (NASDAQ: KMPH), a clinical-stage specialty pharmaceutical company engaged in the discovery and development of proprietary prodrugs, today reported its corporate and financial results for the quarter ended March 31, 2015. These results mark the first quarterly reporting period for KemPharm as a publicly traded company.

On April 15, 2015, KemPharm priced its initial public offering (“IPO”) of 5,090,909 shares of its common stock at a price to the public of $11.00 per share, and subsequently sold an additional 763,636 shares of common stock to the underwriters in the IPO pursuant to their option to purchase additional shares. The shares began trading on The NASDAQ Global Market under the ticker symbol “KMPH” on April 16, 2015. In the aggregate, net proceeds from the IPO, including the exercise by the underwriters of their option to purchase additional shares were $59.9 million, after deducting underwriting discounts and commissions of $4.5 million.

Travis C. Mickle, Ph.D., President and CEO of KemPharm, stated, “We are very pleased to be reporting our first quarterly results as a publicly traded company. The successful completion of our IPO was a milestone event for KemPharm and it served to validate our strategic vision and the potential of our LAT (Ligand Activated Therapy) prodrug platform, allowing us to advance our clinical pipeline of prodrugs, highlighted by our most advanced product candidate, KP201/APAP.”

Dr. Mickle continued, “KP201/APAP consists of KP201, our prodrug of hydrocodone, formulated in combination with acetaminophen. KP201/APAP is unique among prescription opioids currently on the market and in development in that its prodrug design offers the potential to deter tampering and abuse on the molecular level rather than via formulation-based methods that combine the opioid drug with another drug or in an abuse-deterrent capsule or physical matrix. Human clinical trials for KP201/APAP are ongoing, and we look forward to reporting data from our ongoing oral liability trial in the second quarter, and then following with data from our intranasal liability trial during third quarter. These trials are designed to assess key abuse-deterrence criteria as specified by the FDA.”

As announced previously, KemPharm’s management also held a pre-New Drug Application (“NDA”) meeting with the U.S. Food and Drug Administration (“FDA”) for KP201/APAP on May 20, 2015. Dr. Mickle commented, “Based on our recent pre-NDA meeting with FDA, and depending on the data from the oral and intranasal human abuse liability trials, we intend to submit an NDA under Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act for KP201/APAP to the FDA in the second half of 2015.”

Financial Highlights:

As of March 31, 2015, KemPharm had cash and cash equivalents of $10.3 million, which was flat compared with December 31, 2014. In April 2015, KemPharm received net proceeds from its IPO of $59.9 million, net of underwriting discounts and commissions.

Net loss for the first quarter of 2015 was $6.0 million, or $2.50 per basic and diluted share, compared to a net loss of $1.9 million, or $0.80 per basic and diluted share, for the same period in 2014. The increase in net loss year-over-year is primarily the result of expenses related to the IPO as well as research and development costs for KP201/APAP.

Conference Call Information:

KemPharm will host a conference call and live audio webcast today at 4:30 p.m., E.T. to discuss its corporate and financial results. The conference call can be accessed by dialing (866) 395-2480 toll-free in the U.S., or (678) 509-7538 for participants outside the U.S. The live audio webcast can be accessed via the Investor Relations section of the KemPharm website: http://investors.kempharm.com/. A replay of the call will be available on KemPharm’s website for 90 days.

About KemPharm:

KemPharm is a clinical-stage specialty pharmaceutical company focused on the discovery and development of prodrugs to treat serious medical conditions through its LAT platform technology. KemPharm utilizes its LAT platform technology to generate improved prodrug versions of FDA-approved drugs in the high need areas of pain, ADHD and other CNS disorders.

Caution Concerning Forward Looking Statements:

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to KemPharm and its current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the risks and uncertainties associated with: KemPharm’s financial resources and whether they will be sufficient to meet KemPharm’s business objectives and operational requirements; results of earlier studies and trials may not be predictive of future clinical trial results, the protection and market exclusivity provided by KemPharm’s intellectual property; risks related to the drug discovery and the regulatory approval process; and, the impact of competitive products and technological changes. KemPharm’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning KemPharm’s business are described in additional detail in KemPharm’s Registration Statement on Form S-1 (Registration No. 333-202660) declared effective April 15, 2015, and KemPharm’s other Periodic and Current Reports filed with the Securities and Exchange Commission. KemPharm is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

###

For KemPharm, Inc.:	Media / Investor Contacts:

Gordon K. “Rusty” Johnson	Jason Rando / Joshua Drumm, Ph.D.
319-665-2575	Tiberend Strategic Advisors, Inc.
info@kempharm.com	212-375-2665 / 2664
jrando@tiberend.com
jdrumm@tiberend.com

KEMPHARM, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

(In Thousands, Except Share and Per Share Amounts)

	Three months ended March 31
	2015	2014
Revenue	$—	$—
Operating expenses:
Research and development	2,119	1,038
General and administrative	977	534

Total operating expenses	3,096	1,572

Loss from operations	(3,096)	(1,572)

Other expenses	(2,871)	(338)

Loss before income taxes	(5,967)	(1,910)

Income tax (expense)/benefit	(7)	5

Net loss	$(5,974)	$(1,905)

Net loss per share:
Basic and diluted	$(2.50)	$(0.80)

Weighted average common shares outstanding:
Basic and diluted	2,387,092	2,381,041

KEMPHARM, INC.

CONDENSED BALANCE SHEETS

(In Thousands)

	As of March 31, 2015	As of December 31, 2014
	(unaudited)
Assets:
Cash and cash equivalents	$10,269	$10,255
Prepaid expenses and other current assets	53	23

Total current assets	10,322	10,278
Long-term assets	3,447	3,436

Total assets	$13,769	$13,714

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit:
Current liabilities	$3,683	$3,935
Convertible notes, net of discount	7,393	7,235
Term notes, net of discount	11,089	10,853
Derivative and warrant liability	17,728	15,966
Capital lease obligation, net of current portion	18	26

Total liabilities	39,911	38,015

Commitments and contingencies

Total redeemable convertible preferred stock	28,209	24,207
Total stockholders’ deficit	(54,351)	(48,508)

Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$13,769	$13,714